SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

ARVINMERITOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Supplement, dated February 2, 2004
to
Letter to Shareowners,
Notice of 2004 Annual Meeting and
Proxy Statement, dated January 5, 2004

GENERAL INFORMATION

This supplement is being mailed to our shareowners who are eligible to vote at the 2004 Annual Meeting of Shareowners of ArvinMeritor, Inc. (“ArvinMeritor”), to be held on Wednesday, February 18, 2004 at 2 p.m. (Eastern Standard Time) at the Hyatt Regency Tampa Hotel, Two Tampa City Center, 211 North Tampa Street, Tampa, Florida 33602. This supplement is first being mailed to our shareowners on or about February 2, 2004.

Shareowners are urged to read this supplement carefully together with the proxy statement. The information contained in this supplement replaces and supersedes any inconsistent information set forth in the proxy statement. You may obtain additional copies of the proxy statement by calling or writing us at the following address: ArvinMeritor, Inc., 2135 West Maple Road, Troy, MI 48084, Attention: Investor Relations, 1-866-463-6276.

PURPOSE OF THIS SUPPLEMENT

Effective January 30, 2004, Terrence E. O’Rourke resigned as the President and Chief Operating Officer of ArvinMeritor and as a member of the Board of Directors. Because of his resignation, Mr. O’Rourke has been removed from the slate of nominees for election as a director with a term expiring in 2007. Concurrent with his resignation, the Board exercised its authority under our by-laws and reduced the number of directors from thirteen to twelve. As a result, there is no additional nominee or vacancy created by Mr. O’Rourke’s resignation.

All references in the notice of meeting and proxy statement to election of four members of the Board of Directors with terms expiring in 2007 now relate to election of three members, and all references to Mr. O’Rourke as a candidate for re-election to the Board are deleted.

Proxies may not be cast for any individuals except the other nominees identified in the proxy statement dated January 5, 2004, namely:

     Class I — Nominees for director with terms expiring in 2007

•	Rhonda L. Brooks

•	William R. Newlin

•	Larry D. Yost

     Class II — Nominee for director with a term expiring in 2005

•	Richard W. Hanselman

VOTING AND REVOCABILITY OF PROXIES

As stated in the proxy statement dated January 5, 2004, shareowners of record at the close of business on December 12, 2003 are entitled to vote at the 2004 Annual Meeting of Shareowners.

No new proxy card is enclosed with this supplement. A proxy card was delivered to you with the proxy statement and that proxy card may still be used. A vote “For” the nominees listed on the proxy card will not be considered as a vote for Mr. O’Rourke since he is no longer a nominee and has indicated that he will not serve if elected.

IF YOU HAVE PREVIOUSLY DELIVERED A PROXY FOR USE AT THE 2004 ANNUAL MEETING AND YOU DO NOT WISH TO CHANGE YOUR VOTE OR REVOKE YOUR PROXY, YOU DO NOT NEED TO TAKE ANY ACTION IN CONNECTION WITH THIS SUPPLEMENT.

If you have already voted and you wish to revoke your proxy, you may do so, prior to the time the proxy is exercised, by delivering written notice of revocation to the Secretary of ArvinMeritor, by giving a valid, later dated proxy, by voting via telephone or Internet at a later date than the date of the proxy, or by attending the meeting and voting in person.

THE BOARD OF DIRECTORS CONTINUES TO RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR, WHICH IS PRESENTED AS ITEM (1), “FOR” THE PROPOSAL TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP TO ACT AS AUDITORS FOR ARVINMERITOR, WHICH IS PRESENTED AS ITEM (2), AND “FOR” THE PROPOSAL TO APPROVE THE ADOPTION BY THE BOARD OF DIRECTORS OF THE 2004 DIRECTORS STOCK PLAN.

If you properly give a proxy (including a written proxy or a proxy via telephone or Internet), your shares will be voted as you specify in the proxy. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors.

Shareowners are urged to mark, sign and send in their proxies without delay.

By Order of the Board of Directors.

/s/ Bonnie Wilkinson

Bonnie Wilkinson
Secretary